Exhibit 99.1

Manual

Manual:	Corporate Policy, Volume II	Document Number:	401
Title:	Audit and Security	Revised Date:	02/21/2013
Section:	400	Page 1 of 6
Subject:	Century Bancorp, Inc. Audit Committee Charter	Approval:
		Board of Directors April 9, 2013

I.	Purpose

The Audit Committee’s (“Committee”) primary mission is to oversee the financial reporting process and internal controls of Century Bancorp, Inc. and subsidiaries (“Company”). The Committee assists the Century Bancorp, Inc. Board of Directors (“Board”) in fulfilling its oversight and governance responsibilities by reviewing: the financial information provided to shareholders and others; the systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; as well as the audit and financial reporting processes. Consistent with this function, the Committee should promote continuous improvement of, and foster adherence to, the Company’s policies, procedures, and practices.

II.	Composition and Meetings

On an annual basis, the Board shall elect the members of the Committee and the Committee’s Chair, who shall also be a member of the Board. A quorum shall consist of a majority of the members of the Committee. The Committee shall be comprised of three or more directors, each of whom shall be financially literate and have a working familiarity with basic finance and accounting practices. At least one Committee member shall have accounting or related financial expertise. Committee members shall disclose to the Chairman if they simultaneously serve on the Audit Committee of more than two other public companies.

Each Committee member shall be an “independent” director. In accordance with the NASD Rule 4000 series, the considerations noted in Section 112 of FDICIA, and FDIC rule 12 CFR Part 363.5, an “independent director” will be defined as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board will make a determination on an annual basis, which will be documented in the minutes of the Board meeting, as to whether each potential or existing member meets the independence requirements listed below. The following persons shall not be considered independent:

•	a director who serves or who has served within the last three years, as a consultant, advisor, promoter, underwriter, legal counsel, or trustee to the Bank or its affiliates;

•

a director who has been, within the last three years, an employee of the Bank or any of its affiliates, or whose immediate family member is, or has been with the last three years, an executive officer of the Bank or any of its affiliates;

•	a director who has participated in the preparation of the financial statements of the Bank or any of its affiliates at any time during the last three years;

Manual

Manual:	Corporate Policy, Volume II	Document Number:	401
Title:	Audit and Security	Revised Date:	02/21/2013
Section:	400	Page 2 of 6
Subject:	Century Bancorp, Inc. Audit Committee Charter	Approval:
		Board of Directors April 9, 2013

•

a director who has received, or an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct or indirect compensation from the Bank, its subsidiaries, and its affiliates for consulting, advisory, or other services other than director and committee fees and pension or other forms of deferred compensation for prior services. Direct compensation also would not include compensation received by the director for former service as an interim chairman or interim chief executive officer.

•

a director or an immediate family member is a current partner of a firm that performs internal or external auditing services for the Bank or any of its affiliates; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance, or tax compliance practice; or the director or immediate family member was, within the last three years (but is not longer), a partner or employee of a firm and personally worked on the audit of the Bank or affiliates within that time.

•

a director or an immediate family member is, or has been within the last three years, employed as an executive officer of another entity where any of the present executive officers of the Bank or any of its affiliates at the same time serves or served on the Bank’s compensation committee.

•

a director is a current employee, or an immediate family member is a current executive officer, of an entity that made payments to, or received payments from the Bank or any of its affiliates for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000 or 5% of the Bank’s gross revenues. This would include payments made by the Bank or any of its affiliates to not-for-profit entities where the director is an executive officer or where an immediate family member is an executive officer.

•	a director who owns or controls, or has owned or controlled within the preceding year, assets representing 10% or more of any outstanding class of voting securities of Century Bancorp, Inc.

The Committee shall meet at least four times annually. The Director of Internal Audit or other designee shall have responsibility for recording minutes of the proceedings. To foster open communication, the Committee should meet with the CEO, the CFO, the Audit Director, and the Independent Public Accountant (“IPA”) in separate executive sessions. The Committee shall report its activities to the Board on a regular basis.

Manual

Manual:	Corporate Policy, Volume II	Document Number:	401
Title:	Audit and Security	Revised Date:	02/21/2013
Section:	400	Page 3 of 6
Subject:	Century Bancorp, Inc. Audit Committee Charter	Approval:
		Board of Directors April 9, 2013

III.	Responsibilities of the Audit Committee

A.	Oversight

1.	Provide an open avenue of communication among the IPA, financial and senior management, the Internal Audit Department, the Compliance Officer, and the Board.

2.	Review the activities of Internal Audit and the IPA. Review reports of audits, regulatory examinations, and asset quality. In consultation with the Audit Director and the IPA, the Committee shall review: the scope of the Internal Audit Plan, the annual audit of the financial statements, the scope of other significant external reviews for which independence is deemed critical, the result of the previous year’s audit activities, and the level of coordination between the internal and external audit activities. The Committee should ensure that the activities of the IPA and the Audit Director are independent, and there is no management interference in the audit reporting process.

3.	Ensure that management undertakes timely and appropriate corrective actions to recommendations made by regulatory examiners, the IPA, and Internal Audit. Report to the Board on any management failures to implement a resolution to internal control exceptions.

4.	Oversee the accounting and financial reporting processes of the issuer, the audits of the financial statements of the issuer, and the audits of internal controls over financial reporting of the issuer. In consultation with management, the IPA and Internal Audit consider the integrity of the financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

5.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems appropriate. If deemed necessary, the Committee may retain special counsel or hire other consultants.

B.	Required Reviews and Disclosures

1.	Review, assess the adequacy of, and approve the Audit Committee Charter, Internal Audit Charter, Internal Control Policy, Compliance Policy and Intercompany Tax Allocation Policy annually. Submit these items to the Board for approval on an annual basis. Confirm annually that all responsibilities outlined in this Audit Committee Charter have been carried out. Have the Audit Committee Charter published every three years in accordance with SEC regulations. (The Audit Committee Charter was last published in the 10-K for the period ending December 31, 2012.)

Manual

Manual:	Corporate Policy, Volume II	Document Number:	401
Title:	Audit and Security	Revised Date:	02/21/2013
Section:	400	Page 4 of 6
Subject:	Century Bancorp, Inc. Audit Committee Charter	Approval:
		Board of Directors April 9, 2013

2.	Require that the CFO and IPA review interim quarterly financial statements before the Company files its Form 10-Q.

3.	Review with management, Internal Audit, and the IPA the annual financial statements and related footnotes, and financial information included in the Company’s annual report to shareholders and on Form 10-K. Discuss certain matters required to be communicated to the Committee in accordance with Codification of Statements on Auditing Standards No. 114. Discuss significant issues regarding accounting principles, practices, and judgments. Review with management the Management’s Discussion & Analysis (“MD&A”) section of the Annual Report to the SEC on Form 10-K, and ask the extent to which the IPA reviewed the MD&A section.

4.	As required by the SEC, prepare a report to shareholders for inclusion in the Company’s annual proxy statement (10-K).

5.	Annually, review with management, the IPA, and the Audit Director, the content and conclusion of each report issued under Section 112 of FDICIA, management reporting on internal controls and compliance with certain laws and regulations. The Committee shall be the final arbiter of any disputes between management and the auditors.

6.	Review with management, the IPA, and the Audit Director, the content and conclusion of report(s) issued under the Sarbanes-Oxley Act, Section 404. This discussion shall include any major issues as to the adequacy of the Company’s internal control environment, any special steps adopted in light of material control deficiencies, and the adequacy of disclosures about changes in internal control over financial reporting. Specifically, review and discuss Management’s Report on Internal Control over Financial Reporting and the IPA’s attestation of the report prior to the filing of the Company’s Form 10-K. The Committee shall be the final arbiter of any disputes between management and the auditors.

C.	Independent Public Accountant (“IPA”)

1.	The IPA is ultimately accountable to the Committee and the Board of Directors. The Committee has the sole authority and responsibility to select, evaluate, and replace the principal IPA.

2.	On an annual basis, ensure that the IPA submits a written statement, consistent with Independence Standards Board Standard 1, regarding relationships and services that may affect objectivity and independence. Actively engage in a dialogue with the IPA with respect to any disclosed relationships or services that may impact the objectivity and independence of the IPA. Take, or recommend that the full Board take, appropriate action as needed to oversee the independence of the outside auditor. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Ensure that the Bank defines clear hiring policies for employees or former employees of the IPA.

Manual

Manual:	Corporate Policy, Volume II	Document Number:	401
Title:	Audit and Security	Revised Date:	02/21/2013
Section:	400	Page 5 of 6
Subject:	Century Bancorp, Inc. Audit Committee Charter	Approval:
		Board of Directors April 9, 2013

3.	Review the IPA’s audit plan. Discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its IPA. The Committee may delegate authority to grant pre-approvals of audit and permitted non-audit services to a group consisting of one or more members, provided that decisions of such group to grant pre-approvals are presented to the full Audit Committee at its next meeting.

4.	Consider the IPA’s judgments about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting. The Committee shall review the Company’s annual financial statements and accompanying footnotes, and the IPA’s reports of audits and management letters, with particular attention to the:

•	conformance of the audits to Auditing Standards;

•	financial statements conformance to Generally Accepted Accounting Principles;

•	full disclosure of all material issues affecting the Company’s operations and financial condition as well as their fair presentation;

•	scope and effectiveness of the audit.

5.	Request an explanation from the IPA and the CFO of changes in accounting standards or rules promulgated by the FASB, SEC, IRS, or other regulatory bodies.

6.	Evaluate the effectiveness of the external audit efforts through meetings with the Audit Director, the IPA, and management.

D.	Internal Audit

1.	Internal Audit is ultimately accountable to the Committee and the Board of Directors. The Committee should review the appointment and replacement of the Audit Director. The Committee has the authority and responsibility to evaluate and, if necessary, replace the Audit Director.

2.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Internal Audit Department. The Committee shall be informed when personnel other than Internal Audit Department staff are used in the completion of the Internal Audit Plan and understand the rationale for using them.

3.	Review significant reports prepared by the Internal Audit Department together with management’s response and follow-up to significant issues noted in these reports.

4.	Evaluate the effectiveness of the Internal Audit function through meetings with the Audit Director, the IPA, and management.

Manual

Manual:	Corporate Policy, Volume II	Document Number:	401
Title:	Audit and Security	Revised Date:	02/21/2013
Section:	400	Page 6 of 6
Subject:	Century Bancorp, Inc. Audit Committee Charter	Approval:
		Board of Directors April 9, 2013

E.	Other

1.	Ethics: The Committee should be alerted to substantive or recurring instances of non-compliance with the Code of Ethics, fraudulent financial reporting, non-compliance with laws and regulations, overrides in the systems of internal control, and exceptions to policies and procedures. In this regard, the Committee will establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by associates of concerns regarding questionable accounting or auditing matters.

2.	Compliance: At least biannually, review with the Compliance Officer, compliance with applicable laws and regulations, and inquiries from regulators or governmental agencies.

3.	Security: At least biannually, review with the Security Officer, Suspicious Activity Reports, Uninsured Losses, and compliance with BSA and OFAC requirements.

4.	Legal and Tax Matters: At least annually, review with management and the IPA, the substance of any significant issues concerning litigation, contingencies, claims or assessments, tax matters (including any significant items that have been or might be disputed by the IRS), and how such matters are reflected in the financial statements (including the status of related reserves).

5.	Limitation of Committee’s Role: While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Internal Audit, management and the IPA.